UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2016

PAREXEL INTERNATIONAL CORPORATION

(Exact name of registrant as specified in charter)

Massachusetts	000-21244	04-2776269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 West Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 487-9900

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2016, PAREXEL International Corporation (“PAREXEL”, or the “Company”), certain subsidiaries of PAREXEL, Bank of America, N.A. (“Bank of America”), as Administrative Agent, Swingline Lender and L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), HSBC Bank USA, National Association (“HSBC”), U.S. Bank, National Association (“US Bank”), TD Securities (USA) LLC (“TD Securities”) and Wells Fargo Securities, LLC (“Wells Fargo Securities”) as Joint Lead Arrangers and Joint Book Managers, HSBC, US Bank, TD Bank, N.A. (“TD Bank”) and Wells Fargo Bank, National Association (“Wells Fargo Bank”) as Joint Syndication Agents, and the other lenders party thereto entered into an amended and restated credit agreement (the “2016 Credit Agreement”) providing for a five-year term loan and revolving credit facility in the principal amount of up to $750 million (collectively, the “Loan Amount”), plus additional amounts of up to $300 million of loans to be made available upon request of the Company subject to specified terms and conditions.

The 2016 Credit Agreement amends and restates the amended and restated credit agreement dated as of October 15, 2014, by and among the Company, certain subsidiaries of the Company, Bank of America, as Administrative Agent, Swingline Lender and L/C Issuer, MLPFS, J.P. Morgan Securities LLC, HSBC, and US Bank, as Joint Lead Arrangers and Joint Book Managers, JPMorgan Chase Bank N.A., HSBC and US Bank, as Joint Syndication Agents, and the other lenders party thereto (the “2014 Credit Agreement”).

The 2016 Credit Agreement provides $202.5 million of new term loans, extends $197.5 million of term loans that were outstanding under the 2014 Credit Agreement, and provides for a revolving credit facility in the principal amount of up to $350 million from time to time outstanding. A portion of the revolving credit facility is available for swingline loans of up to a sublimit of $100 million and for the issuance of standby letters of credit up to a sublimit of $10 million.

On the closing date of March 11, 2016, after giving effect to the amendment and restatement of the 2014 Credit Agreement and the effectiveness of the 2016 Credit Agreement, the Company was obligated under the 2016 Credit Agreement for term loans in the principal amount of $400 million and revolving loans in the principal amount of $65 million.

The 2016 Credit Agreement is intended to provide funds (i) for stock repurchases, (ii) for the issuance of letters of credit and (iii) for other general corporate purposes of PAREXEL and its subsidiaries, including permitted acquisitions.

PAREXEL’s obligations under the 2016 Credit Agreement are guaranteed by certain material domestic subsidiaries of the Company, and the obligations, if any, of any foreign designated borrower are guaranteed by the Company and certain of its material domestic subsidiaries.

Borrowings (other than swingline loans) under the 2016 Credit Agreement bear interest, at PAREXEL’s determination, at a rate based on either (a) LIBOR plus a margin (not to exceed a per annum rate of 2.0%) based on a ratio of consolidated net funded debt to consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) (the “Consolidated Net Leverage Ratio”) or (b) the highest of (i) prime, (ii) the federal funds rate plus 50 basis points, and (iii) the one month LIBOR rate plus 100 basis points (such highest rate, the “Alternate Base Rate”), plus a margin (not to exceed a per annum rate of 1.0%) based on the Consolidated Net Leverage Ratio. Swingline loans in U.S. dollars bear interest calculated at the Alternate Base Rate plus a margin (not to exceed a per annum rate of 1.0%). Loans outstanding under the 2016 Credit Agreement may be prepaid at any time in whole or in part without premium or penalty, other than customary breakage costs, if any, subject to the terms and conditions contained in the 2016 Credit Agreement. The 2016 Credit Agreement terminates and any outstanding loans under it mature on March 11, 2021.

Repayment of the principal borrowed under the revolving credit facility (other than a swingline loan) is due on March 11, 2021. A swingline loan under the 2016 Credit Agreement generally must be paid ten (10) business days after the loan is made. Repayment of principal borrowed under the term loan facility is as follows, with the final payment of all amounts outstanding, plus accrued interest, being due on March 11, 2021:

•	0.625% by quarterly term loan amortization payments to be made commencing June 30, 2016 and made on or prior to March 31, 2017;

•	1.250% by quarterly term loan amortization payments to be made on or after June 30, 2017, but on or prior to March 31, 2019;

•	1.875% by quarterly term loan amortization payments to be made on or after June 30, 2019, but on or prior to March 31, 2020;

•	2.500% by quarterly term loan amortization payments to be made on or after June 30, 2020, but prior to March 11, 2021;

•	72.500% (or if less, the remaining principal amount of the term loan) on March 11, 2021.

To the extent not previously paid, all borrowings under the 2016 Credit Agreement must be repaid on March 11, 2021.

Interest due under the revolving credit facility (other than a swingline loan) and the term loan facility must be paid quarterly for borrowings with an interest rate determined with reference to the Alternate Base Rate. Interest must be paid on the last day of the interest period selected by the Company for borrowings determined with reference to LIBOR; provided that for interest periods of longer than three months, interest is required to be paid every three months. Interest under US dollar swingline loans at the alternate base rate is payable quarterly.

The obligations of PAREXEL under the 2016 Credit Agreement may be accelerated upon the occurrence of an event of default under the 2016 Credit Agreement, which includes customary events of default, including payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, cross defaults to material indebtedness, defaults relating to such matters as ERISA and judgments, and a change of control default.

The 2016 Credit Agreement contains negative covenants applicable to PAREXEL and its subsidiaries, including financial covenants requiring PAREXEL to comply with maximum net leverage ratios and minimum interest coverage ratios, as well as restrictions on liens, investments, indebtedness, fundamental changes, acquisitions, dispositions of property, making specified restricted payments (including cash dividends and stock repurchases that would result in the Company exceeding an agreed to Consolidated Net Leverage Ratio), transactions with affiliates, and other restrictive covenants.

In connection with the 2016 Credit Agreement, PAREXEL agreed to pay a commitment fee on the revolving loan commitment calculated as a percentage of the unused amount of the revolving loan commitment at a per annum rate of up to 0.250% (based on the Consolidated Net Leverage Ratio). To the extent there are letters of credit outstanding under the 2016 Credit Agreement, PAREXEL will pay letter of credit fees plus a fronting fee and additional charges. PAREXEL agreed to pay Bank of America (i) for its own account, an arrangement fee, (ii) for the account of each of the lenders, an upfront fee, and (iii) for its own account, an annual agency fee.

PAREXEL has a banking relationship with each of Bank of America, HSBC, Citizens Bank, Wells Fargo Bank, TD Bank, US Bank and ING Bank, N.V., or their affiliates, and from time to time may have banking relationships with other parties to the 2016 Credit Agreement.

The foregoing description of the 2016 Credit Agreement is qualified in its entirety by reference to the 2016 Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the 2016 Credit Agreement is incorporated herein in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated as of March 11, 2016, among PAREXEL, certain subsidiaries of PAREXEL, Bank of America, as Administrative Agent, Swingline Lender and L/C Issuer, MLPFS, HSBC, US Bank, TD Securities and Wells Fargo Securities, as Joint Lead Arrangers and Joint Book Managers, HSBC, US Bank, TD Bank and Wells Fargo Bank, as Joint Syndication Agents, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAREXEL International Corporation

Date: March 17, 2016	By:	/s/ Ingo Bank
	Name:	Ingo Bank
	Title:	Senior Vice President and Chief Financial Officer

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